Exhibit 23.4
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
        We do hereby consent to the use of our name in "Item 2. Properties" of the Annual Report on Form 10-K of Stone Energy Corporation (the "Company") for the year ended December 31, 2002 and to incorporate by reference thereof into the Company's previously filed Registration Statements on Form S-8 (Registration Nos. 33-67332, 333-51968, 333-64448 and 333-87849) and S-3 (Registration No. 333-86450).

/s/ RYDER SCOTT COMPANY, L.P.
Denver, Colorado March 19, 2003